                                                               Exhibit 99.(h)(i)

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

          AMENDED AND RESTATED ADMINISTRATION AGREEMENT dated as of November 1, 2004 between MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Asset Management Inc.), a Delaware corporation ("MSIM").

          WHEREAS, the Fund entered into an Administration Agreement to provide certain administrative and other services with MSIM, effective as of October 1, 1988, as amended (the "Current Administration Agreement"); and

          WHEREAS, the Fund desires to retain MSIM to render certain management administrative services to the Fund, and MSIM is willing to render such services; and

          WHEREAS, this Agreement amends and restates, in its entirety, the Current Administration Agreement to remove the provisions relating to transfer agent services, to reduce the fees payable and to provide for MSIM to absorb certain out-of-pocket expenses incurred in providing services under this Agreement;

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

          The Fund hereby appoints MSIM to act as administrator to the Fund for the period and on the terms set forth in this Agreement. In connection therewith, MSIM accepts such appointment and agrees to render the services and provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation herein provided. The parties hereto agree that MSIM may render and provide the services described herein directly or through the services of third parties. In connection with such appointment, the Fund has delivered or will deliver to MSIM copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          A. Certified copies of the Articles of Incorporation of the Fund as presently in effect and as amended from time to time;

          B. A certified copy of the Fund's By-Laws as presently in effect as amended from time to time;

          C. A copy of the resolution of the Fund's Board of Directors authorizing this Agreement;

          D. The Fund's registration statement on Form N-1A as filed with, and declared effective by, the U.S. Securities and Exchange Commission ("SEC"), and all amendments thereto;

          E. Certified copies of the resolutions of the Fund's Board of Directors authorizing: (1) certain persons to give instructions to the Fund's Custodian pursuant to the Corporate Custody Agreement and (2) certain persons to sign checks and pay expenses on behalf of the Fund.

          F. A copy of the Investment Advisory Agreement dated October 1, 1988 between the Fund and Morgan Stanley Investment Management Inc.

          G. A copy of the Corporate Custody Agreement dated October 1, 1988 between the Fund and The Morgan Guaranty Trust Company of New York.

          H. Such other certificates, documents or opinions which MSIM may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

2.   REPRESENTATION AND WARRANTIES OF MSIM

          MSIM represents and warrants to the Fund that:

          A. It is a corporation, duly organized and existing in good standing under the laws of Delaware.

          B. It is duly qualified to carry on its business in the State of New York.

          C. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform the services contemplated in this Agreement.

          D. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

          E. It has and will continue to have and maintain, directly or through third parties, the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.   SERVICES PROVIDED BY MSIM

          MSIM shall discharge, directly, or through third parties, the following responsibilities subject to the control of the Fund's Board of Directors, and in compliance with the objectives, policies and limitations set forth in the Fund's registration statement, By-Laws and applicable laws and regulations.

          A. GENERAL ADMINISTRATION. Under the direction of the Fund's Board of Directors, MSIM shall manage, administer, and conduct all of the general business activities of the Fund other than those which have been contracted to third parties by the Fund, and shall, directly or through third parties, provide the personnel and facilities necessary to perform such general business activities under the supervision of the Fund's Board of Directors and Executive Officers. In addition, MSIM shall oversee the performance of administrative and professional services rendered to the Fund by others.

          B. ACCOUNTING. MSIM shall, directly or through third parties, provide the following accounting services to the Fund:

          1) Maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions;

          2) Daily calculation of the net asset value for each of the Fund's Portfolios;

          3) Accounting for dividends and interest received and distributions made by each of the Fund's Portfolios;

          4) Preparation and filing of the Fund's U.S. tax returns and annual and semi-annual reports;

          5) The production of transaction data, financial reports and such other periodic and special reports as the Board of Directors of the Fund may reasonably request;

          6) The preparation of financial statements for the annual and semi-annual reports and other shareholder communications;

          7) Liaison with the Fund's independent registered public accounting firms;

          8) Monitoring and administration of arrangements with the Fund's custodian and depository banks; and

          9) Maintenance of (but not the payment for) the Fidelity Bond required to be maintained under the Investment Company Act of 1940 (the "1940 Act") and preparation of the filings required in connection therewith.

4.   SERVICES TO BE OBTAINED INDEPENDENTLY BY THE FUND

          The following shall be provided at no expense to MSIM hereunder:

          A.   Organizational expenses;

          B.   Services of an independent registered public accounting firm;

          C. Services of outside legal counsel (including such counsel's review of the Fund's registration statement, proxy materials and other reports and materials prepared by MSIM directly or through third parties under this Agreement);

          D. Any services contracted for by the Fund directly from parties other than MSIM;

          E. Trading operations and brokerage fees, commissions and transfer taxes connection with the purchase and sale of securities for its investment portfolio;

          F. Taxes, insurance premiums and other fees and expenses applicable to it operation;

          G.   Investment advisory services;

          H. Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

          I. Costs incidental to Directors' meetings, including fees and expenses of Directors;

          J.   The salary and expenses of any officer or employee of the Fund;

          K.   Custodian and depository banks, and all services related thereto;

          L. Transfer Agents and Dividend Disbursing Agents, and all services related thereto;

          M. Costs incidental to the preparation, printing and distribution of its registration statement and any amendments thereto, and shareholder reports;

          N. All registration fees and filing fees required under the securities laws of the United States and state regulatory authorities

          O.   Fidelity bond and Director's and Officers' liability insurance.

5.   PRICES, CHARGES AND INSTRUCTIONS

          A. The Fund will pay to MSIM, as compensation for the services provided and the expenses assumed pursuant to this Agreement, as agreed to in a written fee schedule approved by the parties hereto (see Schedule A). MSIM shall bear the cost of heat, light, power and other utilities provided to the Fund and the cost of out-of-pocket expenses incurred in the ordinary course of providing services under this Agreement, such as telephone, fax, system usage, internal controls assurance (such as a Statement on Auditing Standards (SAS) No. 70 report), envelopes, postage and special delivery mail. The Fund shall reimburse MSIM for all extraordinary expenses and the expenses of one or more independent pricing services, approved from time to time by the Board of Directors of the Fund, to obtain securities prices in connection with determining the net asset value of the Fund.

          B. At any time MSIM, and third parties providing such services for the benefit of the Fund through arrangements with MSIM may apply to any officer of the Fund or officer of the Fund's investment adviser for instructions, and may consult with legal counsel for the Fund, or its own outside legal counsel, at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by MSIM or any third party appointed by MSIM under this Agreement and MSIM and such third parties shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions. In carrying out its duties hereunder MSIM and such third parties shall be protected and indemnified in acting upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

6.   LIMITATION OF LIABILITY AND INDEMNIFICATION

          A. MSIM shall be responsible hereunder for the performance of only such duties as are set forth or contemplated herein or contained in instructions given to it which are not contrary to this Agreement. MSIM shall have no liability for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct.

          B. The Fund shall indemnify and hold MSIM, and third parties providing services for the benefit of the Fund through arrangements with MSIM, harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by such person resulting from any claim, demand, action or omission by it in the performance of its duties hereunder or under such arrangements with MSIM, or as a result of acting upon any instructions reasonably believed by any such person to have been executed by a duly authorized officer of the Fund or of the Fund's investment advisers, provided that this indemnification shall not apply to actions or omissions of MSIM, its officers, employees or agents in cases of its or their own gross negligence or willful misconduct.

          C. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any such suit and retain such counsel, MSIM or any of its affiliated persons or any third parties providing services for the benefit of the Fund through arrangements with MSIM, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless at such time the Fund specifically authorizes in writing the retaining of such counsel at the Fund's expense.

          D. No provisions of this Agreement shall be deemed to protect MSIM or any of its directors, officers and/or employees, against liability to the Fund or its shareholders to which it might otherwise be subject by reason of any fraud, willful misfeasance or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

7.   CONFIDENTIALITY

          MSIM agrees that, except as otherwise required by law or as necessary in accordance with this Agreement, MSIM will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

8.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

          The Fund assumes full responsibility hereunder for complying with all applicable requirements of the Securities Act of 1933, the 1940 Act and the Securities Exchange Act of 1934, all as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, except to the extent that MSIM specifically assumes any such obligations under the terms of this Agreement.

          MSIM shall, directly or through third parties, maintain and preserve for the periods prescribed, such records relating to the services to be performed by MSIM under this Agreement as are required pursuant to the 1940 Act and the Securities Exchange Act of 1934. All such records shall at all times remain the respective properties of the Fund, shall be readily accessible during normal business hours to each, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

9.   STATUS OF MSIM

          The services of MSIM to the Fund are not to be deemed exclusive, and MSIM shall be free to render similar services to others. MSIM shall be deemed to be an independent contractor hereunder and shall, unless otherwise expressly provided herein authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund with respect to this Agreement.

10.  PRINTED MATTER CONCERNING THE FUND OR MSIM

          Neither the Fund nor MSIM shall, with respect to this Agreement, publish and circulate any printed matter which contains any reference to the other party without its prior written approval, excepting such printed matter as refers in accurate terms to MSIM's appointment under this Agreement and except as required by applicable laws.

11.  TERM, AMENDMENT AND TERMINATION

          This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall remain in effect unless terminated by either party on 60 days' prior written notice. Upon termination of the Agreement, the Fund shall pay to MSIM such compensation as may be due under the terms hereof as of the time of such termination.

12.  NOTICES

          Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.

13.  NON-ASSIGNABILITY

          This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party.

14.  SUCCESSORS

          This Agreement shall be binding on and shall inure to the benefit of the Fund and MSIM, and their respective successors.

15.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.


ATTEST:                                      MORGAN STANLEY
                                             INSTITUTIONAL FUND, INC.


/s/ Sheldon Winicour                         BY: /s/ Ronald E. Robison
-------------------------                    --------------------------


ATTEST:                                      MORGAN STANLEY INVESTMENT
                                             MANAGEMENT INC.


/s/ Sheldon Winicour                         BY: Mitchell M. Merin
-------------------------                    --------------------------

                                   SCHEDULE A

                                       TO

      AMENDED AND RESTATED ADMINISTRATION AGREEMENT DATED AS OF NOVEMBER 1,
                                      2004

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.


                                       and


                    MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                  FEE SCHEDULE

For the services provided and the expenses assumed pursuant to the attached Morgan Stanley Investment Management Inc. Administration Agreement, the Morgan Stanley Institutional Fund, Inc. shall pay to Morgan Stanley Investment Management Inc. an annual fee, in monthly installments, of .08% of the average daily net assets of each Portfolio of the Fund other than the Money Market and Municipal Money Market Portfolios and .05% of the average daily net assets of each of the Money Market and Municipal Money Market Portfolios. This fee is allocated to each Portfolio based on the relative net assets of each.

                                       A-1